Exhibit 10.1

The following directors and officers have executed indemnification agreements, a form of which follows, with Huntington Ingalls Industries, Inc. as of the dates indicated below:

Director/Officer	Date Executed
Robert F. Bruner	March 31, 2011
Artur G. Davis	March 31, 2011
Jerri F. Dickseski	March 31, 2011
Irwin F. Edenzon	March 31, 2011
William R. Ermatinger	March 31, 2011
Thomas B. Fargo	March 31, 2011
Douglass L. Fontaine II	March 31, 2011
Victoria D. Harker	August 10, 2012
Bruce N. Hawthorne	March 31, 2011
Anastasia D. Kelly	March 31, 2011
Paul D. Miller	March 31, 2011
Matthew J. Mulherin	March 31, 2011
Barbara A. Niland	March 31, 2011
C. Michael Petters	March 31, 2011
Thomas C. Schievelbein	March 31, 2011
George M. Simmerman Jr.	March 31, 2011
Karl M. von der Heyden	March 31, 2011
Mitchell B. Waldman	March 31, 2011
D. R. Wyatt	March 31, 2011

HUNTINGTON INGALLS INDUSTRIES, INC.
INDEMNIFICATION AGREEMENT

This Agreement, dated as of the ____ day of __________, ____, between Huntington Ingalls Industries, Inc., a Delaware corporation (the "Corporation"), and ___________________________ ("Indemnitee").

WHEREAS, it has come to the attention of the Board of Directors of the Corporation (the "Board") that in certain circumstances highly competent persons have recently become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection from the risk of liability due to claims and actions against them arising out of their service to and activities on behalf of such corporations; and

WHEREAS, it has also come to the attention of the Board that, in this regard, the current difficulty of obtaining adequate liability insurance and the uncertainties related to indemnification for directors and officers have increased the difficulty of attracting and retaining such highly competent persons; and

WHEREAS, the Board has determined that the inability to attract and retain such highly competent persons is detrimental to the best interests of the Corporation and its stockholders and that persons serving the Corporation should be assured they will have adequate protection from certain liabilities; and

WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law, so that such persons will serve or continue to serve the Corporation, free from undue concern that they will not be adequately indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of any rights granted under the Certificate of Incorporation of the Corporation, or Article V of the Bylaws of the Corporation, and any resolutions adopted pursuant thereto, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve the Corporation in the capacity or capacities in which he serves, continue so to serve and, if appropriate, to take on additional service for or on behalf of the Corporation on the condition that he be indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

     (a) "Change in Control" means a change in control of the Corporation, occurring after the Effective Date, which would be required to be reported in response to Item 6(e) of Schedule 14A under Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act"), whether or not the Corporation is then subject to such reporting requirement. Without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred if, after the Effective Date: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(b) "Corporate Status" means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(c) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) "Effective Date" means as of ___________, ____.

(e) "Expenses" includes, without limitation, expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against Indemnitee, or any amounts paid in settlement by or on behalf of Indemnitee.

(f) "Independent Counsel" means an attorney, a law firm, or a member of a law firm, who (or which) is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(g) "Proceeding" means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative, judicial or legislative hearing or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether civil, criminal, administrative, investigative or of other nature, except one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement.

Section 2. Services by Indemnitee. Indemnitee agrees to serve as a director of the Corporation and, at its request, as a director, officer, employee, agent or fiduciary of certain other corporations and entities. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law).

Section 3. Indemnification - General. Subject to the provisions of Section 12(c), the Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, whether the actions or omissions (or alleged actions or omissions) of Indemnitee giving rise to such indemnification (including the advancing of Expenses) occurs or occurred before or after the Effective Date. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement, except that no indemnification or advancement of Expenses shall be paid to Indemnitee (a) to the extent expressly prohibited by applicable law or (b) in connection with an action, suit or proceeding, or part thereof, initiated by Indemnitee, unless the action, suit or proceeding, or part thereof, was authorized by the Board.

Section 4. Proceedings Other Than Proceedings by or in the Right of the Corporation. Except as limited by Section 3 above, Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Corporation.

Pursuant to this Section, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines, ERISA excise taxes and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 5. Proceedings by or in the Right of the Corporation. Except as limited by Section 3 above, Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if, and only to the extent that, the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall so determine.

Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 12(c)), to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement (other than Section 12(c)), to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 8. Advancement of Expenses. The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 9. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in such case: (i) if a Change in Control has occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case in the manner provided for in clause (ii) or (iii) of this Section 9(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control has not occurred, (A) by the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (C) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders of the Corporation; or (iii) if necessary, as provided in Section 10(b). The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 calendar days after receipt by the Corporation of a written request for indemnification. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) If required, Independent Counsel shall be selected as follows: (i) if a Change of Control has not occurred, Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected; or (ii) if a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event (i) shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a), no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 9(b). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 11(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effects of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to the presumption.

(b) If the person, persons or entity empowered or selected under Section 9 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 9(b) and if (A) within fifteen days after receipt by the Corporation of the request for such determination, the Board has resolved to submit such determination to the stockholders for their consideration at an Annual Meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called as provided in the Corporation's Certificate of Incorporation and under applicable law within 30 days after such receipt for the purpose of making such determination (which 30-day period may be extended for reasonable periods not to exceed an additional 30 days in order to ensure compliance with all applicable laws), such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, it being understood that provisions of this Agreement shall not obligate the Corporation to call such a special meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b).

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) payment following a determination of entitlement to indemnification is not timely made pursuant to Section 9 or 10, or (iv) payment of indemnification for Expenses is not made pursuant to Section 7 within thirty (30) calendar days after receipt by the Corporation of a written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 9 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 9 or 10 that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(d) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws of the Corporation, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c) If any policy referred to in Section 12(b) (or any other policy which may provide coverage to Indemnitee) contains a provision which eliminates coverage under such policy to the extent of the Corporation's contractual obligations of indemnification, the Corporation shall have no obligations hereunder to the extent that Indemnitee shall have been afforded coverage under such policy.

(d) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 13. Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee, agent or fiduciary of the Corporation or while a director, officer, employee, agent or fiduciary is serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee, agent or fiduciary of the Corporation or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 15. Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 11(e), Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

Section 16. Settlement. The Corporation shall have no obligation to indemnify Indemnitee hereunder for any amounts paid in settlement of any Proceeding effected without the Corporation's prior written consent, which shall not be unreasonably withheld.

Section 17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart, signed by the party against whom enforceability is sought, may constitute evidence of the existence of this Agreement.

Section 18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 20. Notice by Indemnitee. Indemnitee agrees to notify the Corporation promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)    If to Indemnitee, to:

Name of Indemnitee

(b)    If to the Corporation, to:

Huntington Ingalls Industries, Inc.
4101 Washington Avenue
Newport News, VA 23607

Attention:     Bruce Hawthorne
Corporate Vice President,
General Counsel & Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws in effect in the State of Delaware.

Section 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

HUNTINGTON INGALLS INDUSTRIES, INC.            INDEMNITEE

_________________________                    _________________________
Name: Bruce N. Hawthorne                    NAME
Title:     Corporate Vice President, General
Counsel and Secretary